Exhibit 99.1

For Immediate Release

May 22, 2012

SAP to Expand Cloud Presence with Acquisition of Ariba

Combination Creates the Business Network of the Future;

Provides Open Business Commerce Community and Procurement Solutions in the Cloud;

Network to Benefit from SAP’s Flagship In-Memory Platform, SAP HANA

WALLDORF, Germany and SUNNYVALE, California — May 22, 2012 — SAP AG (NYSE: SAP) and Ariba, Inc. (Nasdaq: ARBA) today announced that SAP’s subsidiary, SAP America, Inc., has entered into an agreement to acquire Ariba, the leading cloud-based business commerce network, for $45.00 per share, representing an enterprise value of approximately $4.3 billion. The acquisition will combine Ariba’s successful buyer-seller collaboration network with SAP’s broad customer base and deep business process expertise to create new models for business-to-business collaboration in the cloud.

The Ariba board of directors has unanimously approved the transaction. The per share purchase price represents a 20% premium over the May 21 closing price and a 19% premium over the one month volume weighted average price per share. The transaction will be funded from SAP’s free cash and a €2.4 billion term loan facility. The transaction is expected to close in the third quarter of calendar year 2012, subject to Ariba stockholder approval, clearances by relevant regulatory authorities and other customary closing conditions. The transaction is expected to be accretive to SAP’s non-IFRS earnings per share in 2013.

Business Network to Drive Growth

With the addition of Ariba, SAP will acquire the leader in cloud-based collaborative business commerce. The acquisition establishes SAP as the leading business network, adding business-to-business collaboration to its existing solutions. The move positions SAP in a fast-growing segment as buyers and sellers across the globe connect in new ways through the cloud.

SAP’s entry into the inter-enterprise business network space significantly expands its growth opportunities and accelerates its momentum in the cloud. Last week, SAP announced the roadmap for its cloud applications business (Software-as-a-Service), focusing on managing customers, suppliers, employees, and financials, in addition to its cloud suite offerings SAP Business ByDesign and SAP Business One. The acquisition will also significantly boost SAP’s cloud applications portfolio with the addition of Ariba’s leading cloud-based procurement solutions.

Headquartered in Sunnyvale, California, Ariba has approximately 2,600 employees. The company is the leader in cloud-based collaborative commerce applications and the second-largest cloud vendor by revenue. Ariba combines industry-leading technology with a web-based trading community to help companies discover, connect and collaborate with a global network of partners – all in a cloud-based environment. With $444 million in total revenue, Ariba experienced 38.5 percent annual growth in 2011. Its business network recorded 62 percent organic growth in the same period.

“The cloud has profoundly changed the way people interact. The impact will be even greater as enterprises connect and collaborate in new ways with their global networks of customers and partners,” said SAP Co-CEOs Bill McDermott and Jim Hagemann Snabe. “Cloud-based collaboration is redefining business network innovation, and we are catching this wave in the early stage of its evolution. The addition of Ariba will create the business network of the future, deliver immediate value to our customers and provide another solid engine for driving SAP’s growth in the cloud.”

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Businesses to Benefit from Combination

Industry experts estimate the cloud-based enterprise network and procurement segment at a current size of $5 billion in revenue. The Ariba network is the largest and most global trading network, connecting and automating more than $319 billion in commerce transactions, collaborations, and intelligence among more than 730,000 companies. SAP’s global customer base of more than 190,000 companies includes the largest buyers and sellers in the world, offering great potential to increase the number of participants, as well as the volume and types of transactions conducted through this network. Already today 63% of the world’s transaction revenue touches an SAP system. SAP and Ariba will facilitate collaborative commerce within and between companies of all sizes.

The combination of SAP’s innovations and core applications with the Ariba cloud-based network will create new business value for customers:

•

Together, SAP and Ariba can deliver a truly end-to-end solution that enables companies to achieve a closed-loop from source-to-pay, regardless of whether they deploy in the cloud, on-premise or through a combination of both.

•	Ariba’s open network and SAP’s integration expertise will facilitate participation and extend the benefits of business collaboration to all companies, on any system, from any provider.

•	The Ariba network will benefit from the performance delivered by using SAP’s flagship in-memory platform SAP HANA.

•

Relationship and transaction information from commerce activity in the Ariba network together with SAP’s leading analytics will provide real-time insights to enable trading partners to discover, connect and collaborate more effectively.

•	All SAP customers will be able to easily connect to the business network through pre-built integration points.

•

Through the combination of the business network procurement solutions from Ariba and SAP, organizations can gain 360-degree business intelligence and effectively demonstrate that spending activities, contracts, and supplier interactions adhere to corporate compliance guidelines.

“In our personal lives, networks are playing an increasingly important role in how we connect, share, and shop – bringing more insight and efficiency into everything we do,” said Bob Calderoni, CEO, Ariba. “Businesses are looking for the same connectedness, insight, and efficiencies in the processes and collaboration with customers, suppliers, and partners beyond the walls of their companies. By combining Ariba’s open global trading network and SAP’s solutions and analytics, we are ushering in a new era of business-to-business collaboration and driving new levels of productivity.”

Upon completion of the transaction, it is planned to consolidate all cloud-related supplier assets of SAP under Ariba. The existing management team will continue to lead Ariba, which will operate as an independent business under the name “Ariba, an SAP company.” The SAP Executive Board intends to nominate Ariba CEO Bob Calderoni to the SAP Global Managing Board after closing of the transaction and subject to the approval of the SAP Supervisory Board.

Financial Analyst and Media Conference Call

SAP and Ariba will host a conference call for financial analysts and media to discuss the transaction on Tuesday, May 22nd, at 10:00 pm CET / 4:00 pm Eastern/ 1:00 p.m. Pacific. The call will be webcast at www.sap.com/investor.

Conference ID: 7427781

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Participant Dial-in Numbers

US: +1 646 254 3361

UK: +44(0)20 3140 8286

Germany: +49(0)89 1214 00699

Replay Dial-in Numbers

US: +1 347 366 9565

UK: +44(0)20 3427 0598

Germany: +49(0)89 2030 3201

Replay Passcode: 7427781

For more information, visit the SAP Newsroom.

About SAP

As market leader in enterprise application software, SAP (NYSE: SAP) helps companies of all sizes and industries run better. From back office to boardroom, warehouse to storefront, desktop to mobile device – SAP empowers people and organizations to work together more efficiently and use business insight more effectively to stay ahead of the competition. SAP applications and services enable more than 190,000 customers to operate profitably, adapt continuously, and grow sustainably. For more information, visit www.sap.com.

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Cautionary Statement Regarding Forward-Looking Statements

Any statements contained in this document that are not historical facts are forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend, “may,” “plan,” “project,” “predict,” “should” and “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release include the quotes from executives of both companies and statements concerning the parties’ ability to complete the transaction, the expected closing date of the transaction, and the expected benefits and synergies of the transaction. All forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These potential risks and uncertainties include, among others, uncertainties as to the timing of the acquisition; the satisfaction of closing conditions, including the receipt of Ariba stockholder approval and regulatory approvals; the failure to retain key Ariba employees, contracts or benefits; the failure to achieve expected synergies and other benefits; customer and partner uncertainty regarding the anticipated benefits of the transaction; whether certain industry segments will grow as anticipated; the competitive environment among participants in cloud technologies; and other risks detailed in SAP’s and Ariba’s filings with the U.S. Securities and Exchange Commission (“SEC”), including SAP’s most recent Annual Report on Form 20-F and Ariba’s most recent Annual Report on Form 10-K and quarterly report on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. SAP undertakes no obligation to publicly update or revise any forward-looking statements.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, Ariba will file a proxy statement with the Securities and Exchange Commission (the “SEC”). The definitive proxy statement will be sent or given to the stockholders of Ariba and will contain important information about the proposed merger and related matters. Ariba’s stockholders are urged to read the definitive proxy statement carefully when it becomes available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger. Additionally, Ariba and SAP will file other relevant materials in connection with the proposed acquisition of Ariba by SAP pursuant to the terms of an Agreement and Plan of Merger by and among, SAP America, Angel Expansion Corporation, a wholly owned subsidiary of SAP America, and Ariba. SAP, Ariba and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Ariba stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of SAP’s executive officers and directors in the solicitation by reading SAP’s most recent Annual Report on Form 20-F, and the proxy statement and other relevant materials filed with the SEC when they become available. Information concerning the interests of Ariba’s participants in the solicitation, which may, in some cases, be different than those of Ariba’s stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available.

The materials to be filed by SAP and Ariba with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from Ariba by contacting Ariba Investor Relations by email at investorinfo@ariba.com or by telephone at +1 (678) 336-2980.

© 2012 SAP AG. All rights reserved.

SAP, R/3, SAP NetWeaver, Duet, PartnerEdge, ByDesign, SAP BusinessObjects Explorer, StreamWork, SAP HANA, and other SAP products and services mentioned herein as well as their respective logos are trademarks or registered trademarks of SAP AG in Germany and other countries. Business Objects and the Business Objects logo, BusinessObjects, Crystal Reports, Crystal Decisions, Web Intelligence, Xcelsius,

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and other Business Objects products and services mentioned herein as well as their respective logos are trademarks or registered trademarks of Business Objects Software Ltd. Business Objects is an SAP company. Sybase and Adaptive Server, iAnywhere, Sybase 365, SQL Anywhere, and other Sybase products and services mentioned herein as well as their respective logos are trademarks or registered trademarks of Sybase, Inc. Sybase is an SAP company. Crossgate, m@gic EDDY, B2B 360°, and B2B 360° Services are registered trademarks of Crossgate AG in Germany and other countries. Crossgate is an SAP company. SuccessFactors, Execution is the Difference, BizX Mobile Touchbase, It’s time to love work again, Jam and BadAss SaaS are trademarks or registered trademarks of SuccessFactors Inc. in the United States and other countries. SuccessFactors is an SAP company. All other product and service names mentioned are the trademarks of their respective companies.

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For customers interested in learning more about SAP products:

Global Customer Center: +49 180 534-34-24

United States Only: 1 (800) 872-1 SAP (1-800-872-1727)

For more information, press only:

Christoph Liedtke, SAP, +49 (6227) 7-50383, christoph.liedtke@sap.com, CET

Jim Dever, SAP, +1 (610) 661-2161, james.dever@sap.com, EDT

SAP Press Office, +49 (6227) 7-46315, CET; +1 (610) 661-3200, EDT, press@sap.com

Karen Master, Ariba, +1 (412) 297-8177, kmaster@ariba.com, EDT

For more information, financial community only:

Stefan Gruber, SAP, +49 (6227) 7-44872, investor@sap.com, CET

John Duncan, Ariba, +1 (678) 336-2980, jduncan@ariba.com, EDT